Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International NYSE Notice Regarding Listing Extension

PHILADELPHIA — February 15, 2018 — Hill International (NYSE:HIL), the global leader in managing construction risk, today announced that the Company received a letter from the NYSE which granted the Company’s request for a listing extension, which expires on July 16, 2018, in order to file the Form 10-Q as well as all subsequent delinquent filings (collectively, the “Delinquent Filings”) with the SEC. During that period, trading of the Company’s shares on the NYSE will remain unaffected. If the Company does not file the Delinquent Filings by July 16, 2018, the NYSE will initiate suspension and delisting procedures. Should the Company require additional time, the NYSE may grant, at its sole discretion, an additional extension to August 15, 2018. The extension is subject to review by the NYSE on an ongoing basis. The Company continues to work diligently to complete ongoing work on its financial restatement and expects to meet the timing requirements set forth by the NYSE.

Hill International, with more than 3,000 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
(215) 309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com

(HIL-G)

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